EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
                            BY WINTHROP REALTY TRUST

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated |_| (the "Prospectus") of Winthrop Realty Trust an Ohio corporation ("Winthrop"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on , |_|, unless such time is extended by Winthrop as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

      Payment of the Subscription Price of $ per share for each share of Winthrop 's common shares subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering--Method of Payment" in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificates(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--How to Exercise Your Rights" in the Prospectus.

      The Subscription Agent is: National City Bank

If by mail:                              If by hand:                            If by Overnight Courier:
-----------                              -----------                            ------------------------
National City Bank                       c/o The Depositary Trust Company       National City Bank
Corporate Actions Processing Center      Transfer Agent Drop Service            Corporate Actions Processing Center
P.O. Box 859208                          55 Water Street                        161 Bay Street Drive
161 Day Street Drive                     Jeanette Park Entrance                 Braintree, MA  02184
Braintree, MA  02185-9208                New York, NY  100041

                                         or

                                         National City Bank
                                         Corporate Trust Operations
                                         3rd floor - North Annex
                                         4100 West 150th Street
                                         Cleveland, OH  44135

Delivery to an address other than the addresses listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

            DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS
              SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

      If you have any questions or require additional copies of relevant documents please contact the Information Agent, MacKenzie Partners, Inc., at:

                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10066
                        Telephone Number: (800) 322-2885

      Banks and brokers please call collect: [(212) 269-5550]

Ladies and Gentlemen:

      The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificates(s) representing Rights and that such Subscription Rights Certificates(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for the number of Common Shares listed below pursuant to the Rights represented by such Subscription Rights Certificates(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that Common Shares that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefor, for an aggregate of up to the number of Excess Shares listed below Excess Shares, subject to availability and pro ration.


-----------------------------                   -------------------------------
Number of Common Shares Under                   Number of Excess Shares
Basic Subscription Privilege                    Under Oversubscription Privilege

      The undersigned understands that payment of the Subscription Price of $______ per share for each Common Share subscribed for pursuant to the Basic Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $ either (check appropriate box):

|_| is being delivered to the Subscription Agent herewith;

or

|_| has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

|_| Wire transfer of funds

Name of transferor institution: _________________________

Date of transfer: _______________________________________

Confirmation number (if available): _____________________

|_| Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

|_| Certified check

|_| Bank draft (cashier's check)

|_| Money order

Name of maker: __________________________________________

Date of check, draft or money order: ____________________

Check, draft or money order number: _____________________

Bank or other institution on which check is drawn or issuer of money order:
________________

Signature(s) _________________________________ Address ______________________

Name(s) _________________________ _______________________ (Please type or print)
Area Code and Tel. No.(s)

Subscription Rights Certificates No(s). (if available)_______________________

                              GUARANTEE OF DELIVERY
    (Not To Be Used For Subscription Rights Certificates Signature Guarantee)

      The undersigned, a member firm of the New York Stock Exchange, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

_____________________________________        ___________________________________
           (Name of Firm)                                  Date

_____________________________________        ___________________________________
   (Area Code and Telephone Number)                (Authorized Signature)

      The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates(s) to the Subscription Agent within the time period shown in the Prospectus of Winthrop Realty Trust dated |_|. Failure to do so could result in a financial loss to such institution.